UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Auburn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	26-2139168
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

256 Court Street, P.O. Box 3157
Auburn, Maine	04212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-149723 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

We have provided the information required by Item 202 of Regulation S-K under the headings “Description Of Auburn Bancorp, Inc. Capital Stock” and “Restrictions On Acquisition of Auburn Bancorp, Inc.” in our registration statement on Form S-1 as filed with the Securities and Exchange Commission, as amended (“Registration Statement on Form S-1”) (Registration No. 333-149723). We incorporate that information by reference in this registration statement on Form 8-A.

Item 2. Exhibits

1.	Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan (incorporated by reference to Exhibit 2.0 to the Registrant’s Registration Statement on Form S-1)
2.	Charter of Auburn Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1)
3.	Bylaws of Auburn Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1)
4.	Specimen Stock Certificate of Auburn Bancorp, Inc. (incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on Form S-1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AUBURN BANCORP, INC.

Date: August 14, 2008	By:	/s/ Allen T. Sterling

Allen T. Sterling
President and Chief Executive Officer